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                                                  EXHIBIT 5.1



[LETTERHEAD]



                              October 10, 1996


3Com Corporation
5400 Bayfront Plaza
Santa Clara, California 95052-8145

Ladies and Gentlemen:

     This opinion is furnished to you in connection with the filing of a Registration Statement (the "Registration Statement") on Form S-4 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, for the registration of 3,800,000 shares of Common Stock (the "Common Stock") of 3Com Corporation (the "Company").

     We have acted as counsel for the Company in connection with the issuance of the shares of Common Stock pursuant to an Agreement and Plan of Reorganization dated as of October 5, 1996 (the "Reorganization Agreement"), by and among the Company, OnStream Acquisition Corporation, a California corporation and a wholly-owned subsidiary of the Company, and OnStream Networks, Inc., a California corporation. We have examined signed copies of the Registration Statement and all exhibits thereto (including, but not limited to, the Reorganization Agreement), all as filed with the Commission. We have also examined and relied upon the original or copies of minutes of meetings of the Board of Directors of the Company, the Articles of Incorporation and the Bylaws of the Company and such other documents as we have deemed material to the opinion set forth below.

     Based upon the foregoing, we are of the opinion that the shares of Common Stock to be issued pursuant to the Reorganization Agreement are duly authorized by the Company and, when issued in accordance with the terms of the Reorganization Agreement, will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as part of the Registration Statement and to the use of our name therein and in the related Prospectus.

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3Com Corporation
August 31, 1995
Page 2



     This opinion is to be used only in connection with the issuance of the Common Stock while the Registration Statement is in effect.

                               Very truly yours,



                               GRAY CARY WARE & FREIDENRICH
                               A Professional Corporation